Exhibit 99.1

Leap Therapeutics Announces $40 Million Private Placement

Net proceeds, along with existing cash, cash equivalents, and marketable securities are expected to extend cash runway into Q2 2026 and enable expansion of DKN-01 DeFianCe clinical trial and development program

Cambridge, MA – April 11, 2024 – Leap Therapeutics, Inc. (Nasdaq:LPTX), a biotechnology company focused on developing targeted and immuno-oncology therapeutics, today announced it has entered into a securities purchase agreement with a select group of institutional investors to issue and sell an aggregate of 12,660,993 shares of its common stock (“Common Stock”) at a price of $2.82 per share and pre-funded warrants to purchase 1,523,404 shares of Common Stock at a price of $2.819 per share of Common Stock issuable upon exercise of the pre-funded warrants, in a private placement. Leap anticipates the gross proceeds from the private placement will be approximately $40 million, before deducting any offering-related expenses. The financing is expected to close on April 15, 2024, subject to satisfaction of customary closing conditions.

The private placement investors included new and existing investors, including Gilead Sciences, Inc., a life sciences-focused investor, Samsara BioCapital, 683 Capital Partners, LP, Laurion Capital Management, and Rock Springs Capital.

J.P. Morgan acted as the exclusive placement agent for the transaction.

Leap intends to use the net proceeds from the financing to fund the continued development of its lead monoclonal antibody program, DKN-01, by expanding the randomized controlled Part B of the DeFianCe Study in patients with second-line colorectal cancer from 130 to 180 patients, by enabling data to mature in the randomized controlled Part C of the DisTinGuish study in patients with first-line gastric cancer, and by manufacturing clinical trial material to permit Phase 3 readiness, and for working capital and general corporate purposes. The net proceeds from this financing, combined with existing cash, cash equivalents and marketable securities, are expected to fund Leap’s operating and capital expenditures into the second quarter of 2026.

The shares of Common Stock and the pre-funded warrants to be sold in this financing, as well as the shares of Common Stock issuable upon exercise of the pre-funded warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Pursuant to the securities purchase agreement, Leap has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register the resale by the investors of the shares of Common Stock and the shares of Common Stock issuable upon exercise of the pre-funded warrants sold in the private placement. Any offering of the Company’s Common Stock under the resale registration statement will only be made by means of a prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy Leap’s Common Stock, pre-funded warrants, or any other security of Leap, nor shall there be any offer, solicitation, or sale of Leap’s Common Stock, pre-funded warrants, or any other security of Leap in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The private placement is being conducted in accordance with applicable Nasdaq rules and was priced to satisfy the “Minimum Price” requirement (as defined in the Nasdaq rules).

About Leap Therapeutics

Leap Therapeutics (Nasdaq: LPTX) is focused on developing targeted and immuno-oncology therapeutics. Leap's most advanced clinical candidate, DKN-01, is a humanized monoclonal antibody targeting the Dickkopf-1 (DKK1) protein. DKN-01 is being developed in patients with esophagogastric, gynecologic, and colorectal cancers. FL-301, is a humanized monoclonal antibody targeting Claudin18.2, being developed in patients with gastric and pancreatic cancer. Leap also has preclinical antibody programs targeting Claudin18.2/CD137 and GDF15. For more information about Leap Therapeutics, visit http://www.leaptx.com or view our public filings with the SEC that are available via EDGAR at http://www.sec.gov or via https://investors.leaptx.com/.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are based upon current plans, estimates and expectations of the management of Leap that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as "anticipate," "expect," "project," "intend," "believe," "may," "will," "should," "plan," "could," "continue," "target," "contemplate," "estimate," "forecast," "guidance," "predict," "possible," "potential," "pursue," "likely," and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements.

All statements, other than historical facts, including statements regarding the potential safety, efficacy, and regulatory and clinical progress of Leap's product candidates; the anticipated expansion of the DeFianCe study and timing for completion of clinical trials and release of clinical trial data and the expectations surrounding the outcomes thereof; Leap's future clinical or preclinical product development plans for any of Leap's product candidates; Leap's estimations of projected cash runway; the anticipated closing date of the private placement; the amount of proceeds to be received by Leap and Leap’s intended use of proceeds from the private placement; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Leap's plans, estimates or expectations could include, but are not limited to: (i) Leap's ability to successfully execute its clinical trials and the timing of enrollment in and cost of such clinical trials; (ii) the results of Leap's clinical trials and pre-clinical studies; (iii) Leap's ability to successfully enter into new strategic partnerships for DKN-01 or any of its other programs and to maintain its ongoing collaborations with BeiGene, NovaRock and Adimab; (iv) whether any Leap clinical trials and products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; (v) exposure to inflation, currency rate and interest rate fluctuations, as well as fluctuations in the market price of Leap's traded securities; and (vi) that the initiation, conduct, and completion of clinical trials, laboratory operations, manufacturing campaigns, and other studies may be delayed, adversely affected, or impacted by global conflict, or supply chain related issues. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or Implied) are made about the accuracy of any such forward-looking statements. Leap may not actually achieve the forecasts disclosed in such forward-looking statements, and you should not place undue reliance on such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption "Risk Factors" in Leap's most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in its subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither Leap, nor any of its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing Leap's views as of any date subsequent to the date hereof.

CONTACT:

Douglas E. Onsi

President & Chief Executive Officer

Leap Therapeutics, Inc.

617-714-0360

donsi@leaptx.com

Matthew DeYoung

Investor Relations

Argot Partners

212-600-1902

leap@argotpartners.com